UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

Knightscope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41248	46-2482575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 North Mathilda Avenue

Sunnyvale, California 94085

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 924-1025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KSCP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

Following approval by the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Knightscope, Inc. (the “Company”), the Company entered into amended and restated employment agreements (each, an “Employment Agreement” and collectively, the “Employment Agreements”) with each of William Santana Li, the Company’s Chief Executive Officer and Chairman, and Apoorv S. Dwivedi, the Company’s Executive Vice President, Chief Financial Officer and Secretary, on June 4, 2026, and Mercedes Soria, the Company’s Executive Vice President, Chief Intelligence Officer and Chief Information Security Officer, on June 5, 2026 (each, an “Executive” and collectively, the “Executives” and the respective date of entry into the Employment Agreement, the “Effective Date”). The Employment Agreements amend and restate in their entirety the prior employment agreements between the Company and each Executive (collectively, the “Prior Employment Agreements”).

Each Employment Agreement provides for an annual base salary, subject to annual review by the Compensation Committee, of $610,500 for Mr. Li, $440,000 for Mr. Dwivedi and $440,000 for Ms. Soria. In addition, each Executive is eligible to participate in the Company’s annual cash bonus program for senior executive officers, with a target annual bonus opportunity equal to no less than 100% of his or her base salary (the “Target Bonus”). Payment of each Executive’s annual bonus is subject to the achievement of performance goals established by the Compensation Committee.

In order to support the creation of long-term stockholder value and incentivize retention, each Employment Agreement provides that the Executive is eligible to earn a series of performance-based cash awards (the “Market Capitalization Performance Awards”) upon the Company’s achievement of specified market capitalization and operational performance goals during a five-year performance period commencing on the Effective Date (the “Performance Period”). No Market Capitalization Performance Award is earned unless both (i) the applicable market capitalization goal has been achieved (measured by both a 30-day volume-weighted average price-based market capitalization and a trailing 6-month average market capitalization meeting the applicable threshold) and (ii) the corresponding operational performance goal (consisting of specified trailing twelve-month revenue and Adjusted EBITDA requirements) has been achieved.

The aggregate target value of the Market Capitalization Performance Awards potentially payable to each Executive across all four milestones (assuming achievement of each of the $500 million, $1 billion, $2 billion and $3 billion market capitalization milestones, together with the related operational performance goals) is $65,000,000 for Mr. Li, $35,750,000 for Mr. Dwivedi and $22,750,000 for Ms. Soria. Following certification of achievement of a milestone by the Compensation Committee, the applicable award will be paid in equal quarterly installments over the twelve-month period following achievement, subject to the Executive’s continued service through each payment date, with acceleration of any remaining unpaid installments in the event of a termination of the Executive’s service by the Company without “Cause” or due to death or “Disability” (each as defined in the Employment Agreement).

Each Employment Agreement provides for severance benefits in the event of a “Qualifying Termination,” which means a termination of the Executive’s employment by the Company other than for Cause, death or Disability, or a resignation by the Executive for “Good Reason” (as defined in the Employment Agreement), with enhanced severance benefits if the Qualifying Termination occurs during the period beginning six months prior to and ending 24 months following, a “Change in Control” (as defined in the Employment Agreement) of the Company (such period, the “Change in Control Period”).

If the Qualifying Termination occurs outside of the Change in Control Period, the Executive will be entitled to receive, subject to his or her execution and non-revocation of a release of claims in favor of the Company: (i) continuing payments of base salary for a period of 18 months following the termination date in the case of Mr. Li and 12 months following the termination date in the case of each of Mr. Dwivedi and Ms. Soria; (ii) a pro-rated annual bonus for the year of termination, based on actual performance and the days served during the fiscal year, plus any earned but unpaid bonus from the preceding fiscal year; and (iii) up to 12-months of Company-paid premiums for continued group health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for the Executive and his or her eligible dependents.

If the Qualifying Termination occurs during the Change in Control Period, the Executive will instead be entitled to receive, subject to his or her execution and non-revocation of a release of claims in favor of the Company: (i) a lump sum cash payment equal to 24 months of the Executive’s base salary; (ii) a lump sum cash payment equal to 200% of the Executive’s Target Bonus, plus any earned but unpaid annual bonus for the fiscal year immediately preceding the year of termination; (iii) up to 18-months of Company-paid COBRA premiums; and (iv) full accelerated vesting of all then-outstanding Company equity awards held by the Executive, with any performance-based awards vesting at the greater of actual performance (if determinable) or target performance. In addition, the post-termination exercise period for any outstanding stock options held by the Executive following a Qualifying Termination during the Change in Control Period will expire on the earlier of 18 months following the termination date and the original expiration date of the option.

Option Grants

On June 4, 2026, the Compensation Committee granted each Executive an option award to acquire shares of Company common stock as follows: Mr. Li, 1,243,116 shares; Mr. Dwivedi, 710,352 shares; and Ms. Soria 355,176 shares.  Each option grant is scheduled to vest in 25% annual installments over the four-year period following the grant date, in each case, subject to the applicable Executive’s continued service with the Company through the applicable vesting date or as otherwise set forth in the underlying award agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHTSCOPE, INC.

Date: June 8, 2026	By:	/s/ William Santana Li
	Name:	William Santana Li
	Title:	Chairman, Chief Executive Officer and President